Exhibit 1
Joint Filing Agreement
JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k) (1)
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: April 3, 2007

CONTINENTAL ADVISORS LLC

By:	/s/ David P. Purcell

David P. Purcell, Managing Member

CONTINENTAL PARTNERS LP

By:	/s/ David P. Purcell

David P. Purcell, Managing Member, Continental Advisors LLC

DAVID P. PURCELL

By:	/s/ David P. Purcell

David P. Purcell